UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2013

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 882-1880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 7, 2013, the duties of principal accounting officer of Brightcove Inc. (the “Company”) will be performed by Christopher Stagno, who has served as the Company’s Vice President and Corporate Controller since June 2011. Mr. Stagno will replace the Company’s current principal accounting officer, Christopher Menard.

Prior to joining the Company, Mr. Stagno was at Unica Corporation, a provider of marketing software solutions, where he served as the Assistant Corporate Controller from December 2008 through June 2011 and the Director of External Reporting and Technical Accounting from September 2007 to December 2008. Prior to joining Unica Corporation, Mr. Stagno held various positions of increasing responsibility in the Assurance and Business Advisory Services Group of PricewaterhouseCoopers LLP from June 1996 through September 2007. Mr. Stagno received a B.A. from the College of the Holy Cross and is a Certified Public Accountant.

There are no family relationships between Mr. Stagno and any director or executive officer of the Company, and Mr. Stagno has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2013	Brightcove Inc.

	By:	/s/ Christopher Menard
Christopher Menard
Chief Financial Officer

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